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Exhibit 10.81

FORM OF PARENT GUARANTY

        This PARENT GUARANTY, dated as of October    , 2002, is made by WYNN RESORTS, LIMITED, a Nevada corporation ("Wynn Resorts"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as the Mortgage Notes Indenture Trustee (in such capacity, the "Mortgage Notes Indenture Trustee"), for the registered holders (the "Holders") of the            % Mortgage Notes due 2010 (the "Notes") issued by Wynn Las Vegas, LLC, a Nevada limited liability company ("Wynn Las Vegas"), and Wynn Las Vegas Capital Corp., a Nevada corporation (together with Wynn Las Vegas, the "Note Issuers"), in the aggregate principal amount at maturity of $365,000,000 under that certain Indenture, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Note Issuers, the Mortgage Notes Indenture Trustee and certain other parties signatory thereto.

RECITALS:

        WHEREAS, pursuant to the Indenture, the Holders have agreed to purchase the Notes upon the terms and subject to the conditions set forth therein;

        WHEREAS, Wynn Resorts indirectly owns 100% of the Capital Stock of each of the Note Issuers;

        WHEREAS, the proceeds of the Notes issued under the Indenture will be used in part to enable the Note Issuers to make valuable transfers to one or more other Persons, each of which are directly or indirectly wholly-owned Subsidiaries of Wynn Resorts;

        WHEREAS, Wynn Resorts will derive substantial direct and indirect benefit from the purchase of the Notes by the Holders under the Indenture; and

        WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Notes under the Indenture that Wynn Resorts shall have executed and delivered this Agreement to the Mortgage Notes Indenture Trustee for the ratable benefit of the Holders;

        NOW, THEREFORE, in consideration of the premises and to induce the Mortgage Notes Indenture Trustee and the Holders to enter into the Indenture and purchase the Notes, as the case may be, Wynn Resorts hereby agrees with the Mortgage Notes Indenture Trustee, for the ratable benefit of the Holders, as follows:

SECTION 1.    DEFINED TERMS

        1.1.  Definitions.    Any capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

        (b)  The following terms shall have the following meanings:

          "Agreement": this Parent Guaranty, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Disbursement Agreement": that certain Master Disbursement Agreement, dated as of    , 2002, among the Note Issuers, the Mortgage Notes Indenture Trustee and the other parties signatory thereto, as the same may hereafter be amended or modified in accordance with its terms and the terms of the Indenture.

          "Excluded Assets": any Capital Stock held by Wynn Resorts, other than the Capital Stock of Valvino Lamore, LLC, or any other Restricted Entity.

          "Issuer Obligations": with respect to each Note Issuer, the collective reference to the payment and performance by such Note Issuer of each covenant and agreement of such Note Issuer contained in the Indenture, the Notes, each Collateral Document to which such Note Issuer is a party and each other document related thereto to which such Note Issuer is a party.

          "Other Guarantors": collectively, any Person who guaranties the Issuer Obligations for the benefit of the Mortgage Notes Indenture Trustee other than Wynn Resorts.

          "Secured Parties": collectively, the Mortgage Notes Indenture Trustee and the Holders.

          "Wynn Put Agreement": the Agreement, dated as of June 13, 2002, among Stephen A. Wynn and Wynn Resorts, relating to the Buy-Sell Agreement, dated as of June 13, 2002, among Stephen A. Wynn, Kazuo Okada, Aruze USA and Aruze Corp.

        1.2.  Other Definitional Provisions.    (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

        (b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (c)  The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Issuer Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Issuer Obligations.

SECTION 2.    GUARANTEE

        2.1.  Guarantee.

          (a)  Wynn Resorts hereby unconditionally and irrevocably, guarantees to the Mortgage Notes Indenture Trustee, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Note Issuer when due (whether at the stated maturity, by acceleration or otherwise) of the Issuer Obligations.

          (b)  The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of all Issuer Obligations, notwithstanding that from time to time during the term of the Indenture the Note Issuers may be free from any Issuer Obligations.

          (c)  No payment made by either Note Issuer, Wynn Resorts, any Other Guarantor or any other Person or received or collected by any Secured Party from either Note Issuer, Wynn Resorts, any Other Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Issuer Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Wynn Resorts hereunder which shall, notwithstanding any such payment (other than any payment made by Wynn Resorts in respect of the Issuer Obligations or any payment received or collected from Wynn Resorts in respect of the Issuer Obligations), remain liable for the Issuer Obligations up to the maximum liability of Wynn Resorts hereunder until the Issuer Obligations are paid in full.

        2.2.  Rights of Reimbursement, Contribution and Subrogation.

        (a)  In case any payment is made on account of the Issuer Obligations by Wynn Resorts or is received or collected on account of the Obligations from Wynn Resorts or its property, Wynn Resorts may be entitled, subject to and upon payment in full of the Issuer Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Note Issuers and (B) to demand and enforce contribution in respect of such payment from each Other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) Wynn Resorts and each Other Guarantor pays its fair share of the unreimbursed portion of such payment.

        (b)  If and whenever (after payment in full of the Issuer Obligations) any right of reimbursement or contribution becomes enforceable by Wynn Resorts against any Other Guarantor as described in Section 2.2(a) or otherwise, Wynn Resorts may be entitled, subject to and upon payment in full of the Issuer Obligations, to be subrogated (equally and ratably with all Other Guarantors entitled to reimbursement or contribution from Wynn Resorts or any Other Guarantor as described in this Section 2.2) to any security interest that may then be held by the Mortgage Notes Indenture Trustee upon any Collateral granted to it pursuant to the Collateral Documents. Such right of subrogation shall be enforceable solely against the Other Guarantors, and not against the Secured Parties, and neither the Mortgage Notes Indenture Trustee nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by Wynn Resorts, then (after payment in full of the Issuer Obligations) the Mortgage Notes Indenture Trustee shall deliver to Wynn Resorts, or to a representative of Wynn Resorts or of the guarantors of the Issuer Obligations generally, at the expense of Wynn Resorts, an instrument satisfactory to the Mortgage Notes Indenture Trustee transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Mortgage Notes Indenture Trustee then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Mortgage Notes Indenture Trustee.

        (c)  All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of Wynn Resorts as to any payment on account of the Issuer Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Issuer Obligations. Until payment in full of the Issuer Obligations, Wynn Resorts shall not demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to Wynn Resorts in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Mortgage Notes Indenture Trustee, for application to the payment of the Issuer Obligations. If any such payment or distribution is received by Wynn Resorts, it shall be held by Wynn Resorts in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by Wynn Resorts to the Mortgage Notes Indenture Trustee, in the exact form received and, if necessary, duly endorsed.

        (d)  The obligations of Wynn Resorts under this Agreement, including its liability for the Issuer Obligations, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against Wynn Resorts or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

        (e)  Wynn Resorts reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any Other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Mortgage Notes Indenture Trustee nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

        (f)    Wynn Resorts waives any right or claims of right to cause a marshalling of either Note Issuer's, Wynn Resorts' or any Other Guarantor's assets or to proceed against Wynn Resorts, either Note Issuer or any Other Guarantor in any particular order, including, but not limited to, any right arising out of Nevada Revised Statutes 40.430.

        2.3.  Amendments, etc. with respect to the Issuer Obligations.    Wynn Resorts shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Other Guarantor and without notice to or further assent by any such guarantor, any demand for payment of any of the Issuer Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Issuer Obligations continued, and the Issuer Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Indenture, the Notes and the Collateral Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Mortgage Notes Indenture Trustee (or the requisite Holders under the Indenture or all Holders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Issuer Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Issuer Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

        2.4.  Guarantee Absolute and Unconditional.    Wynn Resorts waives any and all notice of the creation, renewal, extension or accrual of any of the Issuer Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Issuer Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between either Note Issuer and Wynn Resorts or any of the Other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Wynn Resorts waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Note Issuer, Wynn Resorts or any of the Other Guarantors. Wynn Resorts understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Indenture, the Notes or any Collateral Document, any of the Issuer Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by either Note Issuer or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Note Issuer or Wynn Resorts) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Note Issuer for the Issuer Obligations, or of Wynn Resorts under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Wynn Resorts, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Note Issuer, any Other Guarantor or any other Person or against any collateral security or guarantee for the Issuer Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from either Note Issuer, any Other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Note Issuer, any Other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Wynn Resorts of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against Wynn Resorts. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        2.5.  Reinstatement.    The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Issuer Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Note Issuer, Wynn Resorts or any Other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Note Issuer, Wynn Resorts or any Other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        2.6.  Payments.    Wynn Resorts hereby guarantees that payments hereunder will be paid to the Mortgage Notes Indenture Trustee without set-off or counterclaim in Dollars in immediately available funds at the Corporate Trust Office of the Trustee.

SECTION 3.    SECURITY INTERESTS

        3.1.  Restriction on Grant of Security Interest.    Wynn Resorts hereby agrees that it shall not grant any security interests in any of its assets or properties (other than a security interest in favor of the Mortgage Notes Indenture Trustee for the benefit of the Holders and security interests granted in Excluded Assets or assets or properties that individually and in the aggregate have a fair market value of less than $10,000,000) in favor of any Person to secure (i) any Indebtedness of any of its Affiliates, (ii) any Guarantee by Wynn Resorts of Indebtedness of any of its Affiliates, or (iii) any Indebtedness incurred by Wynn Resorts (any such grant of security interest, a "Granted Security Interest"), unless:

        (a)  Wynn Resorts concurrently executes and delivers to the Mortgage Notes Indenture Trustee a security agreement in substantially the form of the security agreement related to the Granted Security Interest (a "Parent Security Agreement") and thereby grants a perfected, enforceable security interest in those assets or properties in favor of the Mortgage Notes Indenture Trustee for the benefit of the Holders to secure the obligations of Wynn Resorts pursuant to this Agreement; and

        (b)  the security interest described in clause (a) above ranks senior to or is pari passu with the Granted Security Interest.

        3.2.  Further Assurances.    Wynn Resorts shall execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to (a) carry out more effectively the purposes of this Agreement and the Parent Security Agreement (if any), (b) create, grant, perfect and maintain the validity, effectiveness, perfection and priority of the Parent Security Agreement (if any) and the Liens created, or intended to be created, thereby (if any), (c) ensure that this Agreement and the Liens created or purported to be created under the Parent Security Agreement (if any) have the ranking required under this Agreement; and (d) ensure that any of the rights granted or intended to be granted to the Mortgage Notes Indenture Trustee under this Agreement or the Parent Security Agreement (if any) or under any other instrument executed in connection therewith or granted to Wynn Resorts thereunder or under any other instrument executed in connection therewith are protected and enforced.

SECTION 4.    SEPARATENESS

        Wynn Resorts hereby agrees that, for so long as there continues to be any outstanding Issuer Obligations, it shall comply with each of the following:

        (a)  Wynn Resorts shall not conduct business in the name of either Note Issuer, or any of the Restricted Entities, any of their Restricted Subsidiaries or the Completion Guarantor (collectively, the "Wynn Group Members"), nor shall it refer to any of the Wynn Group Members as a division, department or other subdivision of Wynn Resorts that is not recognized as a separate and distinct legal entity under applicable law. Wynn Resorts shall have separate stationery, invoices and checks in its own name and shall observe all organizational formalities. Wynn Resorts shall not refer to employees of a Wynn Group Member as employees of Wynn Resorts or of any Affiliate of Wynn Resorts that is not a Wynn Group Member. Wynn Resorts shall maintain arms'-length relationships with the Wynn Group Members, except for management fees, distributions and other specific transactions, to the extent expressly permitted by the Indenture, the Notes or the Collateral Documents. Wynn Resorts shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities. Wynn Resorts shall not commingle its funds with those of the Wynn Group Entities, and in all transactions involving the Wynn Group Entities and Wynn Resorts, the separate funds of each of the Wynn Group Members and Wynn Resorts shall be clearly traceable. The assets of Wynn Resorts shall remain identifiably separate from those of the Wynn Group Members such that there will be no material difficulty in segregating the assets of the Wynn Group Members from those of Wynn Resorts.

        (b)  Wynn Resorts shall not hold out the Wynn Group Members to be other than legal entities separate and distinct from Wynn Resorts, and Wynn Resorts shall not hold out that the assets of the Wynn Group Members are available to satisfy the liabilities of Wynn Resorts. In any communications with creditors of Wynn Resorts that refer in any way directly or indirectly to the assets, liabilities, operations or results from operations of the Wynn Group Members, Wynn Resorts shall ensure that such communications accurately describe the separate existence of the Wynn Group Members and the fact that the assets of the Wynn Group Members are not available to satisfy the liabilities of Wynn Resorts.

        (c)  Wynn Resorts shall maintain books, records and accounts separate and apart from each of the Wynn Group Members. In any consolidated financial statements of Wynn Resorts that refer to assets, liabilities, operations or results from operations of the Wynn Group Members, Wynn Resorts shall, in footnotes or otherwise, describe the assets, liabilities, operations and results from operations of the Wynn Group Members separately from those of Wynn Resorts and further shall note that (i) each Wynn Group Member is organized as a legal entity separate and distinct from Wynn Resorts, (ii) there is no agreement or other arrangement or relationship under which or pursuant to which the assets of a Wynn Group Member have been pledged or otherwise made available to satisfy the obligations of Wynn Resorts or any of its Affiliates that are not Wynn Group Members, and (iii) each Wynn Group Member has issued or guaranteed indebtedness that is secured by Liens on substantially all of the assets of said Wynn Group Member (except as otherwise permitted by the terms of the Indenture, the Notes or the Collateral Documents).

        (d)  In addition to the foregoing, Wynn Resorts shall not take any other action that would reasonably be expected to call into question the separate identity of each Wynn Group Member from Wynn Resorts, or to create or increase any risk that the assets of any Wynn Group Member will be consolidated with those of Wynn Resorts or any other Person (other than another Wynn Group Member) under applicable federal or state bankruptcy or insolvency law.

SECTION 5.    WYNN PUT AGREEMENT

        Wynn Resorts hereby agrees that it shall not amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, or otherwise fail to enforce, or terminate or abandon, any of the provisions of the Wynn Put Agreement, if such amendment, modification, waiver or other change, failure to enforce, termination or abandonment (individually or collectively with all such amendments, modifications, waivers and other changes, failures to enforce, terminations or abandonments taken as a whole) would (a) have a material adverse affect on the ability of either Note Issuer, or any Restricted Entity or any of their Restricted Subsidiaries to develop, construct or operate the Project, (b) cause the Completion Date to occur or result in that date occurring after the Scheduled Completion Deadline (as defined in the Disbursement Agreement), (c) materially impair the rights or remedies of the Holders under the Indenture, the Notes or the Collateral Documents, or (d) materially impair the development, use or operation of the Project. Notwithstanding the provisions of this Agreement, in no event shall Wynn Resorts be required, by reason of this Agreement or the Parent Security Agreement (if any), to become a Restricted Entity or otherwise to become subject to the restrictive covenants or other terms of the Indenture.

SECTION 6.    MISCELLANEOUS

        6.1.  Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the terms of the Indenture.

        6.2.  Notices.    All notices, requests and demands to or upon the Mortgage Notes Indenture Trustee or Wynn Resorts hereunder shall be effected in the manner provided for in Section 13.02 of the Indenture; provided that any such notice, request or demand to or upon Wynn Resorts shall be addressed to Wynn Resorts at its notice address set forth below:

        ______________________________

        ______________________________

        ______________________________

        ______________________________

        6.3.  No Waiver by Course of Conduct; Cumulative Remedies.    No Secured Party shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        6.4.  Enforcement Expenses; Indemnification.    (a) Wynn Resorts agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against Wynn Resorts under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Mortgage Notes Indenture Trustee.

        (b)  Wynn Resorts agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Note Issuers would be required to do so pursuant to Section 7.07 of the Indenture.

        (c)  The agreements in this Section 6.4 shall survive repayment of the Issuer Obligations and all other amounts payable under the Indenture, the Notes and the Collateral Documents.

        6.5.  Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of Wynn Resorts and shall inure to the benefit of the Secured Parties and their successors and assigns; provided, that Wynn Resorts may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Mortgage Notes Indenture Trustee.

        6.6.  Set-Off.    Wynn Resorts hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Wynn Resorts or any Other Guarantor, any such notice being expressly waived by Wynn Resorts, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of Wynn Resorts, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of Wynn Resorts to such Secured Party hereunder and claims of every nature and description of such Secured Party against Wynn Resorts, in any currency, whether arising hereunder or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify Wynn Resorts promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

        6.7.  Representations and Warranties.    Wynn Resorts hereby represents and warrants as follows: (a) Wynn Resorts has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Parent Security Agreement (if any), (b) the execution, delivery and performance by Wynn Resorts of this Agreement and the Parent Security Agreement (if any) have been duly approved by all necessary corporate action of Wynn Resorts and no other corporate proceedings on the part of Wynn Resorts are necessary to consummate the transactions contemplated by this Agreement and the Parent Security Agreement (if any), (c) this Agreement has been duly executed and delivered by Wynn Resorts, and (d) this Agreement is (and, upon the execution and delivery thereof by Wynn Resorts, the Parent Security Agreement will be) the legal, valid and binding obligations of Wynn Resorts, enforceable against Wynn Resorts in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        6.8.  Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        6.9.  Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        6.10.  Section Headings.    The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        6.11.  Integration.    This Agreement represents the agreement of Wynn Resorts, the Mortgage Notes Indenture Trustee and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein.

        6.12.  GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        6.13.  Submission to Jurisdiction; Waivers.    Wynn Resorts hereby irrevocably and unconditionally:

          (a)  submits for itself and its property in any legal action or proceeding relating to this Agreement, the Indenture and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Wynn Resorts at its address referred to in Section 6.2 or at such other address of which the Mortgage Notes Indenture Trustee shall have been notified pursuant thereto;

          (d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        6.14.  Acknowledgments.    Wynn Resorts hereby acknowledges that:

        (a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

        (b)  no Secured Party has any fiduciary relationship with or duty to Wynn Resorts arising out of or in connection with this Agreement, and the relationship between Wynn Resorts, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c)  no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or between Wynn Resorts and the Secured Parties.

        6.15.  Releases.    At such time as the Notes and the other Issuer Obligations (other than unmatured contingent reimbursement and indemnification Obligations) shall have been paid in full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Mortgage Notes Indenture Trustee and Wynn Resorts hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of Wynn Resorts following any such termination, the Mortgage Notes Indenture Trustee shall execute and deliver to Wynn Resorts such documents as Wynn Resorts shall reasonably request to evidence such termination.

        6.16.  WAIVER OF JURY TRIAL.    WYNN RESORTS AND THE MORTGAGE NOTES INDENTURE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY COLLATERAL DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, each of the undersigned has caused this Parent Guaranty to be duly executed and delivered as of the date first above written.

WYNN RESORTS, LIMITED, a Nevada corporation,
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Mortgage Notes Indenture Trustee
By:
Name:
Title:

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  Exhibit 10.81
FORM OF PARENT GUARANTY